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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A



                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                        BIOSITE DIAGNOSTICS INCORPORATED
                     (Exact name of registrant as specified
                                 in its charter)



      Delaware                                                   33-0288606
(State of incorporation                                       (I.R.S. Employer
   or organization)                                          Identification No.)



                11030 Roselle Street, San Diego, California 92121
               (Address of principal executive offices) (Zip Code)




Securities to be registered pursuant to Section 12(b) of the Act:


Title of each class                              Name of each exchange on which
to be so registered                              each class is to be registered
-------------------                              ------------------------------

      None                                                      None

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. / /



If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. / /



Securities to be registered pursuant to Section 12(g) of the Act:


                     Common Stock, $.01 par value per share
                                (Title of class)
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Item 1. Description of Registrant's Securities to be Registered.

In response to this item, incorporated by reference is the description of the Common Stock, $.01 par value per share (the "Common Stock"), of Biosite Diagnostics Incorporated (the "Registrant") contained under the caption "Description of Capital Stock" in the Prospectus (Subject to Completion) dated December 11, 1996 that forms a part of the Registrant's Registration Statement on Form S-1 (File No. 333-17657) (the "Registration Statement").

Item 2.  Exhibits.

The following exhibits are filed as a part of this Registration Statement:

         1(a)* Restated Certificate of Incorporation, of the Registrant (incorporated by reference to Exhibit 3.(i)1 of the Registration Statement).

         1(b)* Form of Certificate of Amendment of Restated Certificate of Incorporation to be filed prior to the effective date of the Registration Statement (incorporated by reference to Exhibit 3.(i)2 of the Registration Statement).

         1(c)* Form of Restated Certificate of Incorporation to be filed upon closing of the offering to which the Registration Statement relates (incorporated by reference to Exhibit 3.(i)3 of the Registration Statement).

         2(a)* Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 3.(ii)1 of the Registration Statement).

         2(b)* Proposed Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.(ii)2 of the Registration Statement).

         3* Form of Common Stock Certificate of the Registrant (incorporated herein by reference to Exhibit 4.1 of the Registration Statement).


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         4                 The description of the Common Stock of the Registrant
                           contained under the caption "Description of Capital Stock" set forth on page 53 of the Prospectus
                           (Subject to Completion) dated December 11, 1996 is incorporated by reference herein from the Registration Statement.


* Filed as an exhibit to the Registration Statement or subsequent amendments thereto.

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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

         Dated:  December 11, 1996.



                                              BIOSITE DIAGNOSTICS
                                              INCORPORATED


                                              By  /s/ Kim D. Blickenstaff
                                                 -----------------------------
                                                      Kim D. Blickenstaff
                                                 President and Chief Executive
                                                          Officer

                                INDEX TO EXHIBITS


                                                                                    Sequentially
Exhibit                                                                               Numbered
Number                                       Exhibit                                     Page
------                                       -------                                     ----


1(a)*             Restated Certificate of Incorporation, of the
                  Registrant (incorporated by reference to Exhibit 3.(i)1 to the Registration Statement).

1(b)*             Form of Certificate of Amendment of Restated Certificate of
                  Incorporation to be filed prior to the effective date of the Registration Statement (incorporated by reference to Exhibit
                  3.(i)2 of the Registration Statement).

1(c)* Form of Restated Certificate of Incorporation to be filed upon closing of the offering to which the Registration Statement relates (incorporated by reference to Exhibit 3.(i)3 of the Registration Statement).

2(a)*             Bylaws of the Registrant, as amended (incorporated by reference to
                  Exhibit 3(ii).1 to the Registration Statement).

2(b)*             Proposed Amended and Restated Bylaws of the Registrant
                  (incorporated by reference to Exhibit 3.(ii)2 of the Registration
                  Statement).

3*                Form of Common Stock Certificate of the Registrant
                  (incorporated herein by reference to Exhibit 4.1 of the Registration Statement).

4                 The description of the Common Stock of the Registrant
                  contained under the caption "Description of Capital Stock" set forth on page 53 of the Prospectus (Subject to Completion) dated December 11,
                  1996 is incorporated by reference herein from the Registration Statement.

* Filed as an exhibit to the Registration Statement or subsequent amendments thereto.